Exhibit 10.11

March 2, 2026

Board of Trustees

Third Point Private Capital Partners

55 Hudson Yards, 51st Floor

New York, NY 10001

Re: Waiver of Management Fee

Dear Members of the Board of Trustees:

Reference is hereby made to the Investment Advisory Agreement, dated as of December 12, 2025 (the “Advisory Agreement”), by and between Third Point Private Capital LLC (the “Adviser”) and Third Point Private Capital Partners (the “Fund”).

Pursuant to the Advisory Agreement, the Fund pays the Adviser an asset-based fee (the “Management Fee”), payable quarterly in arrears, at an amount equal to an annual rate of 1.25% of the average of the value of the Fund’s net assets as of the end of the applicable calendar quarter and the end of the immediately preceding calendar quarter, appropriately prorated for partial quarters and adjusted for any Share issuances or repurchases during the relevant period.

The Adviser hereby voluntarily agrees that, during the first three (3) years following the commencement of operations of the Fund (the “Fee Waiver Period”), it will waive a portion of the Management Fee otherwise payable as follows:

•	Years 1 and 2. For each of the first (1st) and second (2nd) years following commencement of operations, the Management Fee will be reduced by 0.75%, such that the effective annual rate during such periods will be 0.50%.

•	Year 3. For the third (3rd) year following commencement of operations, the Management Fee will be reduced by 0.50%, such that the effective annual rate during such period will be 0.75%.

All calculations during the Fee Waiver Period shall otherwise be made in accordance with the terms of the Advisory Agreement.

Following the expiration of the third (3rd) anniversary of the Fund’s commencement of operations, the Management Fee shall automatically revert to the standard annual rate of 1.25% set forth in the Advisory Agreement.

Sincerely,

Third Point Private Capital LLC

By:	/s/ Christopher W. Taylor
Name:	Christopher W. Taylor
Title:	Chief Investment Officer

Accepted and agreed:

Third Point Private Capital Partners

By:	/s/ Christopher W. Taylor
Name:	Christopher W. Taylor
Title:	President and Chief Executive Officer